Exhibit 99.1

NEWS RELEASE

Contacts:	For Beckman Coulter
Robert Raynor
Director, Investor Relations
(714) 773-7620

For Biosite
Nadine Padilla
Vice President, Corporate & Investor Relations
(858) 805-2820

BECKMAN COULTER TO ACQUIRE BIOSITE INCORPORATED

• Creates Leading Position in U.S. Immunoassay Market Segment, Complementing Established Leadership Positions in U.S. Chemistry and Hematology Segments

• Combines Extensive Installed Base of Clinical Lab Systems with Top Developer of Novel Immunoassay Tests

• Expands Beckman Coulter’s Served Market to “Near-Patient” Testing and Extends Geographic Reach for Biosite’s Products

• Transaction Expected to Immediately Accelerate Revenue Growth, Improve Operating Margins and be Accretive to GAAP Earnings in 2008 and Beyond

FULLERTON, CA and SAN DIEGO, CA, March 25, 2007 - Beckman Coulter, Inc. (NYSE: BEC), a leading developer, manufacturer, and marketer of products that simplify, automate, and innovate complex biomedical tests, and Biosite® Incorporated (NASDAQ: BSTE), a leading biomedical company commercializing proteomics discoveries for the advancement of medical diagnosis, announced today that they have entered into a definitive merger agreement under which Beckman Coulter will acquire all of Biosite’s outstanding common stock in a cash tender offer of $85.00 per share, or approximately $1.55 billion on a fully diluted share basis. The proposed transaction is expected to immediately accelerate Beckman Coulter’s revenue growth, improve operating margins and be accretive to GAAP earnings in 2008 and beyond.

Scott Garrett, Beckman Coulter’s President and Chief Executive Officer, said, “This is an exciting transaction that grew out of our successful relationship with Biosite over the past four years in the area of B-type Natriuretic Peptide (BNP), a test that aids in the diagnosis, risk stratification and assessment of severity of heart failure and the risk stratification of patients with acute coronary syndromes. It will position Beckman Coulter as a leading provider of immunoassay tests, especially within cardiac diagnostics.  Biosite utilizes third-party distributors, and more than 85% of sales come from within the

United States.  A major source of value in the transaction is our ability to leverage our global commercial infrastructure and installed base to expand sales of Biosite’s immunoassay tests, including BNP.  Longer term, we will have significant opportunities to leverage Biosite’s pipeline of novel diagnostic tests across our large installed base of automated systems in hospital laboratories.  Additionally, the transaction will expand our offerings into near-patient testing, providing additional markets for many of our highest-value tests.”

Biosite’s Chairman and Chief Executive Officer, Kim Blickenstaff, stated, “We have enjoyed a close relationship with Beckman Coulter, and together we can enhance our delivery of high value diagnostic solutions that improve clinical and economic outcomes for acute diseases.  Our focus is clearly aligned with Beckman Coulter’s dedication to improving patient health and reducing the cost of care.  Beckman Coulter’s reputation and global infrastructure will be instrumental in expanding the market opportunity for our Triage® family of diagnostic products around the world.  Our board of directors believes that this transaction is in the best interest of our shareholders, employees and other stakeholders and has unanimously voted to recommend that Biosite shareholders tender their shares in this offer.”

Scott Garrett added, “We expect the transaction to be accretive to GAAP earnings in 2008, and we remain on track to achieve our full year 2007 outlook, as stated in our February 8 earnings release, excluding any impact from the Biosite acquisition. We expect significant revenue growth resulting from the improved effectiveness of our global commercial franchise selling BNP along with other cardiac markers.  Biosite will bring to Beckman Coulter an entrepreneurial culture and talented workforce recognized for product and market development.  Everyone at Beckman Coulter looks forward to expanding our collaboration with the Biosite team in San Diego and elsewhere, as we maintain and grow the center of excellence that Biosite has established.”

Beckman Coulter will promptly commence a tender offer for all of Biosite’s outstanding common stock.  The offer is conditioned upon at least a majority of the outstanding Biosite shares, determined on a fully diluted basis, being tendered, as well as the satisfaction of regulatory and other customary conditions.  Approval of the transaction by Beckman Coulter’s shareholders is not required.  It is currently expected that the transaction will close in the second quarter of 2007.

Advisors

Morgan Stanley is acting as financial advisor to Beckman Coulter in connection with the acquisition and is serving as dealer manager for the proposed tender offer.  Goldman Sachs is acting as financial advisor to Biosite.  Financing for the transaction has been fully committed by Morgan Stanley and

Citigroup.  Latham & Watkins, LLP is serving as legal counsel to Beckman Coulter and Cooley Godward Kronish LLP is serving as legal counsel to Biosite.

Investor Webcast Event

Beckman Coulter will host a webcast on Monday, March 26, 2007, at 8:30 am ET to discuss the transaction.  The audio portion of the event may be accessed by dialing (877) 516-3365 or (706) 679-3246 and asking for the Beckman Coulter conference call or reservation #3687656.

To participate via the website and obtain access to the presentation materials, please go to Beckman Coulter’s website at www.beckmancoulter.com and select “go to IR” under Investor Relations and find the call listed under “What’s Ahead”.  The webcast will be archived for future on-demand replay.

About Beckman Coulter

Beckman Coulter, Inc., based in Fullerton, California, develops, manufactures and markets products that simplify automate, and innovate complex biomedical tests.  More than 200,000 Beckman Coulter systems operate in laboratories around the world supplying critical information for improving patient health and reducing the cost of care.  Recurring revenues consisting of supplies, test kits, service and operating-type lease payments represent more than 75 percent of the company’s 2006 annual sales of $2.5 billion.  For more information, visit www.beckmancoulter.com.

About Biosite

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis.  The company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions.  The Biosite Triage®  rapid diagnostic tests are used in more than 70 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated closing of the above described acquisition, the expected effect of the acquisition on Beckman Coulter’s EPS, operating margins, and revenue growth, and its role in advancing Beckman Coulter’s business. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Beckman Coulter’s control. Among other things, these factors include the risk that the acquisition will not be completed because the tender offer did not proceed as anticipated or closing conditions to the acquisition were not satisfied. Other factors include the possibility that the company will not be able to obtain the leverage across the companies’ installed base that is anticipated, that the changes to infrastructure will not be realized or will cost more than anticipated, and that the Company’s financial results, including the number of shares outstanding, will be different from those anticipated when the effects on EPS, operating margins, and revenue growth were calculated. For a further list and description of risks and uncertainties associated with Beckman Coulter’s and Biosite’s businesses, see their reports filed with the Securities and Exchange Commission, including each company’s “Risk Factors” section in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Beckman Coulter disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite.  The tender offer for the shares of Biosite has not commenced.  Shareholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that shareholders should consider before making any decision regarding tendering their shares.  At the time the offer is commenced, Beckman Coulter and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (SEC) and Biosite will file a Solicitation/Recommendation Statement with respect to the offer.  The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer.  The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareholders of Biosite at no expense to them.  The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.  Free copies of these documents are also available from Beckman Coulter.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Beckman Coulter and Biosite file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information filed by Beckman Coulter and Biosite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Beckman Coulter’s and Biosite’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.